Exhibit 99.2

Second Quarter 2005
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s expansion into the condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s annual report on Form 10-K dated December 31, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues
Rental	$68,744	$65,827	$136,471	$130,779
Other property revenues	4,316	3,986	8,098	7,646
Other	61	47	132	122

Total revenues	73,121	69,860	144,701	138,547

Expenses
Property operating and maintenance (exclusive of items shown separately below)	32,973	30,621	65,766	61,093
Depreciation	19,414	19,689	38,946	39,312
General and administrative (1)	5,433	5,476	10,728	10,119
Development costs and other (2)	740	381	1,837	916

Total expenses	58,560	56,167	117,277	111,440

Operating Income	14,561	13,693	27,424	27,107

Interest income	189	213	354	393
Interest expense	(15,206)	(15,942)	(30,885)	(31,362)
Amortization of deferred financing costs	(1,029)	(1,092)	(2,717)	(2,208)
Equity in income of unconsolidated real estate entities	553	207	701	422
Gain on sale of technology investment (3)	—	—	5,267	—
Minority interest in consolidated property partnerships	64	248	178	432
Minority interest of preferred unitholders	—	(1,400)	—	(2,800)
Minority interest of common unitholders	159	365	200	964

Income (loss) from continuing operations	(709)	(3,708)	522	(7,052)

Discontinued operations (4)
Income from discontinued operations, net of minority interest	1,529	4,137	4,637	9,381
Gains on sales of real estate assets, net of minority interest and provision for income taxes	58,919	104,530	59,258	106,039
Loss in early extinguishment of indebtedness associated with property sales, net of minority interest (5)	(1,296)	(3,849)	(1,296)	(3,849)

Income from discontinued operations	59,152	104,818	62,599	111,571

Net income	58,443	101,110	63,121	104,519
Dividends to preferred shareholders	(1,909)	(1,909)	(3,819)	(4,507)
Redemption costs on preferred stock	—	—	—	(1,716)

Net income available to common shareholders	$56,534	$99,201	$59,302	$98,296

Per common share data — Basic (6)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.07)	$(0.14)	$(0.08)	$(0.34)
Income from discontinued operations	1.48	2.63	1.56	2.82

Net income available to common shareholders	$1.42	$2.49	$1.48	$2.48

Weighted average common shares outstanding – basic	39,930	39,807	40,048	39,595

Per common share data — Diluted (6)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.07)	$(0.14)	$(0.08)	$(0.34)
Income from discontinued operations	1.48	2.63	1.56	2.82

Net income available to common shareholders	$1.42	$2.49	$1.48	$2.48

Weighted average common shares outstanding – diluted	39,930	39,807	40,048	39,595

Dividends declared	$0.45	$0.45	$0.90	$0.90

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	3

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)
(1)	General and administrative expenses for the three and six months ended June 30, 2005 included legal and other professional fees totaling $169 and $508, respectively, related to shareholder litigation. For the three and six months ended June 30, 2004, general and administrative expense included legal and professional fees totaling $700 and $887, respectively, related to shareholder litigation, certain shareholder proxy proposals and other matters.
(2)	Development costs and other expenses for the three and six months ended June 30, 2005 and 2004 include development personnel and associated costs not allocable to development projects and, in 2005, certain costs associated with for-sale developments which are not capitalized.
(3)	In the three months ended March 31, 2005, the Company sold its investment in Rent.com, a privately-held internet leasing company, and recognized a gain of $5,267.
(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and six months ended June 30, 2005, income from discontinued operations included the results of operations of one apartment community, containing 1,738 units, and two condominium conversion communities classified as held for sale at June 30, 2005, as well as the operations of five communities sold in 2005 through their sale dates. For the three and six months ended June 30, 2004, income from discontinued operations included the results of operations of the communities classified as held for sale at June 30, 2005, five communities sold in 2005 and eight communities sold in 2004 through their sale dates.

The operating revenues and expenses of these communities for the three and six months ended June 30, 2005 and 2004 were as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues
Rental	$4,855	$13,199	$11,839	$27,504
Other property revenues	426	1,186	1,057	2,402

Total revenues	5,281	14,385	12,896	29,906

Expenses
Property operating and maintenance (exclusive of items shown separately below)	2,828	6,365	6,088	12,972
Depreciation	—	1,488	—	3,053
Interest	832	1,553	1,876	3,337
Minority interest in consolidated property partnerships	—	(55)	14	(144)
Asset impairment charge	—	626	—	626

Total expenses	3,660	9,977	7,978	19,844

Income from discontinued operations before minority interest	1,621	4,408	4,918	10,062
Minority interest	(92)	(271)	(281)	(681)

Income from discontinued operations	$1,529	$4,137	$4,637	$9,381

For the three and six months ended June 30, 2005, the Company recognized net gains in discontinued operations of $49,710 ($46,877 net of minority interest) from the sale of five communities, containing 1,309 units. The sales generated net proceeds of approximately $97,900, including $34,060 of tax-exempt secured indebtedness assumed by the purchasers.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	4

In addition, for the three and six months ended June 30, 2005, gains on sales of real estate assets includes the net gains of $13,153 ($12,042 net of minority interest and provision for income taxes) and $13,512 ($12,381 net of minority interest and provision for income taxes), respectively, from condominium sales at the Company’s condominium conversion communities. A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2005 was as follows:

	Three months
	ended	Six months ended
	June 30, 2005	June 30, 2005
Condominium revenues, net	$32,074	$35,370
Condominium costs and expenses	(18,921)	(21,858)

Gains on condominium sales, before minority interest and income taxes	13,153	13,512
Minority interest	(728)	(748)
Provision for income taxes	(383)	(383)

Gains on condominium sales, net of minority interest and provision for income taxes	$12,042	$12,381

For the three months ended June 30, 2004, the Company recognized net gains from discontinued operations of $112,112 ($104,530 net of minority interest) from the sale of seven communities containing 3,482 units. These sales generated net proceeds of approximately $218,982, including $104,325 of tax exempt mortgage indebtedness assumed by the purchasers. For the six months ended June 30, 2004, the Company recognized net gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. Theses sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers of $104,325.

(5)	Includes the write-off of unamortized deferred costs of $966 ($911, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of two properties in May 2005, plus a loss of $408 ($385, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt. Also includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in June 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(6)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of June 30, 2005, there were 42,367 units of the Operating Partnership outstanding, of which 40,035, or 94.5%, were owned by the Company. For the three and six months ended June 30, 2005, the potential dilution from the Company’s outstanding stock options of 250 and 236, respectively, were antidilutive to the continuing operations per share calculation. For the three and six months ended June 30, 2004, the potential dilution from the Company’s outstanding stock options of 46 and 51, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three and six months ended June 30, 2005 and 2004.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	5

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Net income available to common shareholders	$56,534	$99,201	$59,302	$98,296
Minority interest of common unitholders – continuing operations	(159)	(365)	(200)	(964)
Minority interest in discontinued operations (1)	3,575	7,574	3,783	8,102
Depreciation on wholly-owned real estate assets, net (2)	18,636	20,107	37,385	40,145
Depreciation on real estate assets held in unconsolidated entities	224	331	521	662
Gains on sales of real estate assets, net of provision for income taxes – discontinued operations	(62,480)	(112,112)	(62,839)	(113,739)
Incremental gains on condominium sales, net of provision for income taxes (3)	5,971	—	6,330	—
Gains on sales of real estate assets – unconsolidated entities	(201)	—	(201)	—
Incremental gains on condominium sales – unconsolidated entities (3)	35	—	35	—

Funds from operations available to common shareholders and unitholders, as defined (A)	22,135	14,736	44,116	32,502
Gain on sale of technology investment	—	—	(5,267)	—
Loss on early extinguishment of indebtedness associated with property sales	1,374	4,128	1,374	4,128
Redemption costs on preferred stock	—	—	—	1,716
Asset impairment charge	—	626	—	626

Funds from operations available to common shareholders and unitholders, excluding certain items and charges (B)	$23,509	$19,490	$40,223	$38,972

Funds from operations available to common shareholders and unitholders, as defined	$22,135	$14,736	$44,116	$32,502
Recurring capital expenditures	(2,864)	(2,771)	(4,822)	(5,193)
Non-recurring capital expenditures	(1,127)	(1,302)	(2,029)	(2,546)
Straight-line adjustment for ground lease expenses	314	—	631	—

Adjusted funds from operations available to common shareholders and unitholders (4) (C)	18,458	10,663	37,896	24,763
Gain on sale of technology investment	—	—	(5,267)	—
Loss on early extinguishment of indebtedness associated with property sales	1,374	4,128	1,374	4,128
Redemption costs on preferred stock	—	—	—	1,716
Asset impairment charge	—	626	—	626

Adjusted funds from operations available to common shareholders and unitholders, excluding certain items and charges (4) (D)	$19,832	$15,417	$34,003	$31,233

Per Common Share Data – Basic
Funds from operations per share or unit, as defined (A÷F)	$0.52	$0.35	$1.04	$0.77
Adjusted funds from operations per share or unit (4) (C÷F)	$0.44	$0.25	$0.89	$0.58
Funds from operations per share or unit, excluding certain items and charges (B÷F)	$0.56	$0.46	$0.95	$0.92
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷F)	$0.47	$0.36	$0.80	$0.74
Dividends declared (E)	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding	39,930	39,807	40,048	39,595
Weighted average shares and units outstanding (F)	42,325	42,478	42,469	42,469

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	6

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Per Common Share Data – Diluted
Funds from operations per share or unit, as defined (A÷G)	$0.52	$0.35	$1.03	$0.76
Adjusted funds from operations per share or unit (4) (C÷G)	$0.43	$0.25	$0.89	$0.58
Funds from operations per share or unit, excluding certain items and charges (B÷G)	$0.55	$0.46	$0.94	$0.92
Adjusted funds from operations per share or unit, excluding certain items and charges (4) (D÷G)	$0.47	$0.36	$0.80	$0.73
Dividends declared (E)	$0.45	$0.45	$0.90	$0.90
Weighted average shares outstanding (5)	40,180	39,853	40,284	39,645
Weighted average shares and units outstanding (5) (G)	42,575	42,524	42,705	42,520

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. See page 16 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $1,278 and $154 for the three months and $1,979 and $287 for the six months ended June 30, 2005 and 2004, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Diluted weighted average shares and units include 250 and 46 shares and units, respectively, for the three months ended June 30, 2005 and 2004 and 236 and 51 shares and units, respectively, for the six months ended June 30, 2005 and 2004, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	7

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)

Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 52 communities containing 20,028 apartment units which were fully stabilized as of January 1, 2004, is summarized as follows:

	Three months ended				Six months ended
	June 30,				June 30,
	2005	2004	% Change		2005	2004	% Change
Rental and other revenues	$63,515	$62,319	1.9%		$125,928	$124,182	1.4%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,727	24,218	2.1	% (3)	49,570	48,178	2.9	% (3)

Same store net operating income.	$38,788	$38,101	1.8	% (3)	$76,358	$76,004	0.5	% (3)

Capital expenditures (1)
Recurring
Carpet	$705	$568	24.1%		$1,260	$1,164	8.2%
Other	1,618	1,613	0.3%		2,638	2,786	(5.3)%

Total recurring	2,323	2,181	6.5%		3,898	3,950	(1.3)%
Non-recurring	715	817	(12.5)%		1,333	1,961	(32.0)%

Total capital expenditures (A).	$3,038	$2,998	1.3%		$5,231	$5,911	(11.5)%

Total capital expenditures per unit (A÷20,028 units)	$152	$150	1.3%		$261	$295	(11.5)%

Average monthly rental rate per unit (2)	$1,051	$1,033	1.7%		$1,047	$1,034	1.3%

(1)	See Table 3 on page 29 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

(3)	Excluding the impact of straight-lining long-term ground lease expense of approximately $314 and $631 for the three and six months ended June 30, 2005, property operating and maintenance expense (excluding depreciation and amortization) expenses would have increased 0.8% and 1.6%, respectively, and NOI would have increased 2.6% and 1.3%, respectively, between periods.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	8

Same Store Operating Results by Market –
Comparison of 2005 to 2004
(Increase (decrease) from same period in prior year)

	Three months ended						Six months ended
	June 30, 2005						June 30, 2005
						Average						Average
						Economic						Economic
Market	Revenues(1)	Expenses (1)		NOI (1)		Occupancy	Revenues (1)	Expenses (1)		NOI (1)		Occupancy
Atlanta	0.1%	1.0	% (2)	(0.4	)% (2)	(0.9)%	—	1.9	% (3)	(1.1	)% (3)	(0.5)%
Dallas	3.2%	(1.2)%		7.0%		1.2%	1.7%	2.2%		1.2%		1.2%
Tampa	5.9%	5.1%		6.4%		2.4%	5.3%	1.8%		7.7%		2.7%
Washington, DC	5.4%	17.4	% (2)	(0.4	)% (2)	1.1%	4.9%	14.4	% (3)	0.2	% (3)	0.9%
Charlotte	2.5%	1.5%		3.0%		0.1%	1.5%	1.8%		1.3%		(0.7)%
Houston	(1.9)%	5.1%		(8.4)%		(2.0)%	(1.4)%	8.3%		(9.7)%		(0.6)%
Denver	(0.6)%	(6.7)%		2.9%		(1.7)%	0.2%	(10.9)%		6.7%		(0.6)%
New York	5.6%	(3.8)%		9.7%		4.1%	0.7%	2.8%		(0.3)%		1.6%
Orlando	4.5%	(2.1)%		9.7%		1.7%	4.6%	1.2%		7.5%		0.5%

Total	1.9%	2.1	% (2)	1.8	% (2)	0.1%	1.4%	2.9%	(3)	0.5	% (3)	0.3%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

(2)	Excluding the impact of straight-lining long-term ground lease expense of approximately $142 in Atlanta, GA and $172 in Washington, D.C. for the three months ended June 30, 2005, expenses and NOI would have (decreased) increased (0.4)% and 0.4% for Atlanta, GA and 7.8% and 4.2% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $314 for the three months ended June 30, 2005, aggregate expenses would have increased 0.8% and NOI would have increased 2.6% between periods.

(3)	Excluding the impact of straight-lining long-term ground lease expense of approximately $287 in Atlanta, GA and $344 in Washington, D.C. for the six months ended June 30, 2005, expenses and NOI would have increased (decreased) 0.6% and (0.3)% for Atlanta , GA and 4.8% and 5.0% for Washington, D.C., respectively. Excluding the impact of straight-lining long-term ground lease expense of approximately $631 for the six months ended June 30, 2005, aggregate expenses would have increased 1.6% and NOI would have increased 1.3% between periods.

Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Six months ended		Occupancy
	Apartment	June 30,	June 30,		June 30,		at June 30,
Market	Units	2005	2005	2004	2005	2004	2005 (2)
Atlanta	9,672	46.1%	92.7%	93.6%	92.7%	93.2%	94.8%
Dallas	3,939	16.6%	93.7%	92.5%	93.3%	92.1%	95.7%
Tampa	2,089	11.1%	96.1%	93.7%	96.8%	94.1%	97.0%
Washington, DC	1,204	9.5%	98.4%	97.3%	98.2%	97.3%	97.3%
Charlotte	1,065	5.9%	96.5%	96.4%	94.5%	95.2%	98.4%
Houston	980	3.8%	87.0%	89.0%	88.3%	88.9%	93.3%
Denver	696	3.3%	89.2%	90.9%	89.7%	90.3%	93.2%
New York	138	2.4%	97.0%	92.9%	95.3%	93.7%	100.0%
Orlando	245	1.3%	99.6%	97.9%	98.4%	97.9%	98.8%

Total	20,028	100.0%	93.7%	93.6%	93.6%	93.3%	95.5%

(1)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 93.0% and 93.2% for the three months ended June 30, 2005 and 2004, respectively, and 93.0% and 93.0% for the six months ended June 20, 2005 and 2004, respectively. For the three months ended June 30, 2005 and 2004, net concessions were $341 and $142, respectively, and employee discounts were $107 and $115, respectively. For the six months ended June 30, 2005 and 2004, net concessions were $612 and $199, respectively, and employee discounts were $216 and $230, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	9

Same Store Sequential Comparison

	Three months ended	Three months ended
	June 30, 2005	March 31, 2005	% Change
Rental and other revenues	$63,515	$62,413	1.8%
Property operating and maintenance expenses (excluding depreciation and amortization)	24,727	24,844	(0.5)%

Same store net operating income (1)	$38,788	$37,569	3.2%

Average economic occupancy	93.7%	93.5%	0.2%

Average monthly rental rate per unit	$1,051	$1,043	0.8%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income (loss).

Sequential Same Store Operating Results by Market –
Comparison of Second Quarter of 2005 to First Quarter 2005
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	1.9%	(0.6)%	3.5%	0.1%
Dallas	3.0%	(0.2)%	5.6%	0.7%
Tampa	—	0.1%	(0.1)%	(1.3)%
Washington, DC	2.4%	2.8%	2.1%	0.5%
Charlotte	4.6%	(2.0)%	7.9%	4.2%
Houston	(2.0)%	1.1%	(5.1)%	(2.8)%
Denver	(1.7)%	2.9%	(3.9)%	(0.9)%
New York	5.4%	(14.8)%	15.9%	3.5%
Orlando	(1.3)%	(13.0)%	9.0%	2.3%

Total	1.8%	(0.5)%	3.2%	0.2%

(1)	See Table 2 on page 27 for a reconciliation of these components of same store net operating income and Table 1 on page 26 for a reconciliation of same store net operating income to GAAP net income.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	10

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	June 30,	December 31,
	2005	2004
Assets
Real estate assets
Land	$270,167	$266,520
Building and improvements	1,824,414	1,887,514
Furniture, fixtures and equipment	208,348	214,954
Construction in progress	34,291	19,527
Land held for future development	51,972	18,910

	2,389,192	2,407,425
Less: accumulated depreciation	(489,812)	(498,367)
Assets held for sale, net of accumulated depreciation of $46,506 and $26,332 at June 30, 2005 and December 31, 2004, respectively (1)	72,073	68,661

Total real estate assets	1,971,453	1,977,719
Investments in and advances to unconsolidated real estate entities	34,441	21,320
Cash and cash equivalents	4,169	123
Restricted cash	4,321	1,844
Deferred charges, net	13,462	15,574
Other assets	41,855	37,262

Total assets	$2,069,701	$2,053,842

Liabilities and shareholders’ equity
Notes payable, including $47,500 and $34,060 of debt secured by assets held for sale at June 30, 2005 and December 31, 2004, respectively	$1,111,936	$1,129,478
Accrued interest payable	6,008	7,677
Dividend and distribution payable	19,065	19,203
Accounts payable and accrued expenses	74,407	58,837
Security deposits and prepaid rents	9,905	7,236

Total liabilities	1,221,321	1,222,431

Minority interest of common unitholders in Operating Partnership	41,687	43,341

Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2 % Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8 % Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
40,372 and 40,164 shares issued, 40,035 and 40,164 shares outstanding at June 30, 2005 and December 31, 2004, respectively	403	401
Additional paid-in capital	779,907	775,221
Accumulated earnings	48,330	25,075
Accumulated other comprehensive income (loss)	(6,840)	(8,668)
Deferred compensation	(4,055)	(3,988)

	817,774	788,070

Less common stock in treasury, at cost, 337 and 0 shares at June 30, 2005 and December 31, 2004, respectively	(11,081)	—

Total shareholders’ equity	806,693	788,070

Total liabilities and shareholders’ equity	$2,069,701	$2,053,842

(1)	Two communities, originally containing 261 units, included in assets held for sale at June 30, 2005 are being converted to condominiums through the Company’s taxable REIT subsidiaries.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	11

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

Summary of Outstanding Debt at June 30, 2005

			Weighted Average Rate (1)
		Percentage	Three months ended June 30,
Type of Indebtedness	Balance	of Total	2005	2004
Unsecured fixed rate senior notes	$510,000	45.87%	6.52%	7.43%
Secured tax exempt variable rate notes (2)	75,995	6.83%	3.28%	1.71%
Secured conventional fixed rate notes	369,408	33.22%	6.26%	6.52%
Lines of credit	156,533	14.08%	3.51%	1.81%

	$1,111,936	100.00%	5.79%	6.53%

		Percentage
	Balance	of Total Debt
Total fixed rate debt	$879,408	79.09%
Total variable rate debt	232,528	20.91%

Total debt	$1,111,936	100.00%

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2005	$28,652		6.75%
2006	81,269		6.93%
2007	314,726	(3)	4.98%
2008	4,557		6.22%
2009	75,901		5.50%
2010 and thereafter	606,831		6.04%

	$1,111,936

Debt Statistics

	Six months ended
	June 30,
	2005			2004
Interest coverage ratio (4)(5)	2.2	x	(8)	2.2	x
Fixed charge coverage ratio (4)(6)	1.9	x	(8)	1.8	x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	44.1%			43.6%
Total debt and preferred equity as % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	47.9%			50.1%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended June 30, 2004 are based on the debt outstanding for that period.

(2)	The Company has an interest rate cap arrangement that limits the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Includes outstanding balances on line of credit of $156,533 maturing in 2007.

(4)	Calculated for the six months ended June 30, 2005 and 2004.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 30.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 30.

(7)	A computation of the debt ratios is included in Table 5 on page 31.

(8)	The interest coverage and fixed charge coverage ratios, including discontinued operations, for the six months ended June 30, 2005 would be 2.3x and 2.0x, respectively.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	12

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	June 30, 2005
Consolidated Debt to Total Assets cannot exceed 60%	43%
Secured Debt to Total Assets cannot exceed 40%	17%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	2.79	x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.26	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.
Ratio of Consolidated Debt to Total Assets

	As of
	June 30, 2005
Consolidated debt, per balance sheet (A)	$1,111,936

Total assets, as defined (B) (Table A)	$2,592,557

Computed ratio (A÷B)	43%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed rate notes	$369,408
Secured tax exempt variable rate notes	75,995

Total secured debt (C)	$445,403

Computed ratio (C÷B)	17%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,111,936
Total secured debt (C)	(445,403)

Total unsecured debt (D)	$666,533

Total unencumbered assets, as defined (E) (Table A)	$1,860,050

Computed ratio (E÷D)	2.79	x

Required minimum ratio	1.50	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$150,654

Annual Debt Service Charge, as defined (G) (Table B)	$66,742

Computed ratio (F÷G) (2)	2.26	x

Required minimum ratio	1.50	x

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	13

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A

Calculation of Total Assets and Total Unencumbered Assets
for Public Debt Covenant Computations
As of
June 30, 2005
Total real estate assets	$1,971,453

Add:
Investments in unconsolidated real estate entities	34,441
Accumulated depreciation	489,812
Accumulated depreciation — assets held for sale	46,506
Other tangible assets (cash, restricted cash, other assets, exclusive of receivables)	50,345

Total assets for public debt covenant computations	2,592,557
Less:
Encumbered real estate assets	732,507

Total unencumbered assets for public debt covenant computations	$1,860,050

Table B

Calculation of Consolidated Income Available for Debt Service and Annual
Debt Service Charge for Public Debt Covenant Computations (1)
Six months ended
Consolidated income available for debt service	June 30, 2005
Net income	$63,121
Add:
Minority interests	3,584
Provision for income taxes	383

Income before minority interest and provision for income taxes	67,088

Add:
Depreciation	38,946
Depreciation (company share) of assets held in unconsolidated entities	521
Amortization of deferred financing costs	2,717
Interest expense	30,885
Interest expense (company share) of assets held in unconsolidated entities	610
Interest expense of discontinued operations	1,876
Loss on early extinguishment of indebtedness associated with property sales	1,374
Less:
Gains on sales of real estate assets – discontinued operations	(63,222)
Gains on sales of real estate assets – unconsolidated entities	(201)
Gain on sale of technology investment	(5,267)

Consolidated income available for debt service	$75,327

Consolidated income available for debt service (annualized)	$150,654

Annual debt service charge

Consolidated interest expense	$30,885
Interest expense (company share) of assets held in unconsolidated entities	610
Interest expense of discontinued operations	1,876

$33,371

Annual debt service charge (interest expense annualized)	$66,742

(1)	The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2005 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	14

Post Properties, Inc.
Summary Of Communities Under Construction

		Estimated				Estimated Quarter
		Construction Cost	Amount Spent	Quarter of	Quarter of First	of Stabilized
Metropolitan Area	Number of Units	($ in millions)	as of 06/30/2005	Construction Start	Units Available	Occupancy (1)
Construction/Lease-up Communities

Washington D.C.
Post CarlyleTM – Apartment and Condominiums (2)	350	$97	$34	4Q 2004	2Q 2006	2Q 2007

Construction/Lease-Up Communities	350	$97	$34

Weighted average projected property net operating income as a % of total estimated construction cost – Apartments (3)		7.0%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	The condominium component of the project, consisting of 145 units, is being developed in a majority owned joint venture with a Washington D.C. based developer. As of July 29, 2005, the Company has 64 units under contract for sale upon completion and delivery of the units. The first condominium units at this project are expected to be delivered in late 2006. There can be no assurance that condominium units under contract will close.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment component of the community in its first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment community. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	15

Post Properties, Inc.
Summary Of Condominium Conversion Projects
(Dollars in thousands)

					Average
		Year	Estimated Sale	Total	Unit	Project Transfer
Project	Location	Completed	Start Date	Units	Sq. Ft. (1)	Price (2)
588TM	Dallas, TX	2000	Q1 2005	127	1,470	$20,274
Hyde Park WalkTM	Tampa, FL	1997	Q2 2005	134	890	16,755
The Peachtree ResidencesTM (4)	Atlanta, GA	2001	Q2 2005	121	1,340	30,190

				382		$67,219

	Units (3)
			Available		Three months ended			Six months ended
			For Sale		June 30, 2005			June 30, 2005
						Gross	FFO		Gross	FFO
		Units	Under		Units	Sales	Incremental	Units	Sales	Incremental
Project	Total	Closed	Contract	Available	Closed	Price	Gain on Sale(5)(6)	Closed	Price	Gain on Sale(5)(6)
588TM	127	63	27	37	35	$7,934	$823	53	$11,440	$1,182
Hyde Park WalkTM	134	132	2	—	128	26,666	5,531	128	26,666	5,531
The Peachtree ResidencesTM (4)	121	14	14	93	12	4,422	35	12	4,422	35

	382	209	43	130	175	$39,022	$6,389	193	$42,528	$6,748

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO reflects the greater of (1) the estimated fair value at date which the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Unit status is as of July 29, 2005. There can be no assurance that condominium units under contract will close.

(4)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(5)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the “transfer price” as described in Note 2 above.

(6)	Excludes the impact of income tax expense attributable to gains on condominium sales of $383 for the three and six months ended June 30, 2005.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	16

Post Properties, Inc.
Community Acquisition and Disposition Summary

			Gross Amount	Gross
Property Name/Period	Location	Year Built	Per Unit	Amount
Acquisitions

Q1 2004
None

Q2 2004
Post Tysons CornerTM	Washington, D.C.	1990	$171,972	$85,814,000

Q3 2004
None

Q4 2004
None

2004 YTD Total				$85,814,000

Weighted Average Cap Rate – Acquisitions - 2004				5.5	%(1)

Q1 2005
None

Q2 2005
Post Ballantyne	Charlotte, NC	2004	$116,771	$37,250,000

Weighted Average Cap Rate – Acquisitions – 2005				5.6	%(2)

Dispositions

Q1 2004
Post Townlake®	Dallas, TX	1986-1987	$56,212	$22,372,000	(3)

Q2 2004
Post Windhaven TM	Dallas, TX	1991	$52,743
Post Mill® (5)	Atlanta, GA	1985-1986
Post Canyon® (5)	Atlanta, GA	1986
Post Chase® (5)	Atlanta, GA	1987
Post Court® (5)	Atlanta, GA	1988
Post Lane® (5)	Atlanta, GA	1988
Post Lake® (5)	Orlando, FL	1988	$65,409 (5)	$221,750,000

Q3 2004
None

Q4 2004
None

2004 YTD Total				$244,122,000

Weighted Average Cap Rate – Dispositions – 2004				6.6	%(4)

Q1 2005
None

Q2 2005
Post American Beauty MillTM	Dallas, TX	1998	$63,125
Post Bennie DillonTM	Nashville, TN	1999	$119,767
Post Corners®	Atlanta, GA	1986	$63,696
Post Walk®	Atlanta, GA	1984-1987	$88,445
Post White Rock®	Dallas, TX	1988	$59,420	$99,050,000

2005 YTD Total				$99,050,000

Weighted Average Cap Rate – Dispositions – 2005				6.10	%(4)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2.0 million relating to closing costs, reimbursement of a fee to terminate a loan commitment that a seller had

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	17

previously entered into in connection with the community and other amounts it plans to spend to improve the community for total capitalized costs of approximately $39.3 million.

(3)	Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(4)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(5)	The gross average amount per unit for these properties is $65,409.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	18

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community development improvements and other capitalized expenditures for the three and six months ended June 30, 2005 and 2004 is detailed below.

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
New community development and acquisition activity	$77,490	$37,249	$92,477	$37,542
Non-recurring capital expenditures
Revenue generating additions and improvements (1)	—	—	—	26
Other community additions and improvements (2)	1,127	1,302	2,029	2,546
Recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	2,864	2,771	4,822	5,193
Corporate additions and improvements	1,278	153	1,979	287

	$82,759	$41,475	$101,307	$45,594

Other Data
Capitalized interest	$416	$261	$783	$500

Capitalized development costs and fees (4)	$316	$250	$566	$499

(1)	Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2)	Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3)	Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4)	Reflects personnel and associated costs capitalized to construction and development activities.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	19

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
At March 31, 2005, the Company held investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Each Property LLC owns a single apartment community. In March 2005, one of the Property LLCs elected to convert its apartment community, containing 121 units, into for-sale condominiums. The Company holds a 35% equity interest in the Property LLCs.
The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $6,404 at June 30, 2005. The excess investment related to Property LLCs holding apartment communities is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The excess investment of approximately $844 at June 30, 2005 related to the Property LLC holding the condominium conversion community will be recognized as additional cost of sales as the underlying condominiums are sold. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.
The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate was as follows:

	June 30,	December 31,
Balance Sheet Data	2005	2004
Real estate assets, net of accumulated depreciation of $7,067 and $9,712, respectively	$97,225	$124,072
Assets held for sale, net (1)	23,889	—
Cash and other	2,182	2,797

Total assets	$123,296	$126,869

Mortgage notes payable	$66,999	$83,468
Mortgage notes payable to Company	13,661	—
Other liabilities	1,606	1,296

Total liabilities	82,266	84,764
Members’ equity	41,030	42,105

Total liabilities and members’ equity	$123,296	$126,869

Company’s equity investment	$20,780	$21,320

Company’s share of notes payable	$28,231	$29,214

(1)	Includes one community, originally containing 121 units, being converted into condominiums through taxable REIT subsidiary.

	Three months ended		Six months ended
	June 30,		June 30,
Income Statement Data	2005	2004	2005	2004
Revenue
Rental	$2,721	$2,614	$5,361	$5,178
Other property revenues	230	211	415	387

Total revenues	2,951	2,825	5,776	5,565

Expenses
Property operating and maintenance	889	933	1,799	1,836
Depreciation and amortization	655	648	1,308	1,278
Interest	688	688	1,376	1,282

Total expenses	2,232	2,269	4,483	4,396

Income from continuing operations	719	556	1,293	1,169

Discontinued Operations
Income (loss) from discontinued operations	16	(67)	(96)	(164)
Gains on sales of real estate assets	860	—	855	—
Loss on early extinguishment of debt	—	—	(273)	—

Income from discontinued operations	876	(67)	486	(164)

Net income	$1,595	$489	$1,779	$1,005

Company’s share of net income	$553	$207	$701	$422

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	20

For the three and six months ended June 30, 2005, gains on sales of real estate assets represents net gains of $860 and $855, respectively, from condominium sales at the condominium conversion community held by one of the Property LLCs. A summary of revenues and costs and expenses of condominium activities for the three and six months ended June 30, 2005 was as follows:

	Three months	Six months
	ended	ended
	June 30, 2005	June 30, 2005
Condominium revenues, net	$4,183	$4,183
Condominium costs and expenses	(3,323)	(3,328)

Gains on condominium sales	$860	$855

At June 30, 2005, mortgage notes payable include a $49,999 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage note payable totaling $17,000 bears interest at a rate of 4.04% and matures in 2008.
In March 2005, one of the Property LLCs elected to convert its apartment community into for-sale condominiums. As a result of its decision to sell the community through the condominium conversion process, the Property LLC prepaid its third party mortgage note payable of $16,392 through secured borrowings from the Company. The Property LLC incurred debt prepayment costs and expenses associated with the write-off of unamortized deferred financing costs totaling $273 in March 2005. The mortgage note payable to the Company has a fixed rate component ($16,392) bearing interest at 4.28% and a variable rate component bearing interest at LIBOR at 1.90%. This note is repayable from the proceeds of condominium sales and matures in February 2008.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	21

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended June 30, 2005 for properties stabilized by the beginning of the quarter ended June 30, 2005 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended June 30, 2005 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	June 30, 2005	Adjustments		Adjusted
Rental revenues	$68,744	$2,089	(1)	$70,833
Other property revenues	4,316	338	(1)	4,654

Total rental and other revenues (A)	73,060	2,427		75,487
Property operating & maintenance expenses (excluding depreciation and amortization) (B).	32,973	(3,935	)(1)	29,038

Property net operating income (Table 1) (A-B).	$40,087	$6,362		$46,449

Apartment units represented	23,533	(878	)(2)	22,655

	As of			As
Other Asset Data	June 30, 2005	Adjustments		Adjusted
Cash & equivalents	$4,169	$—		$4,169
Construction in progress and real estate assets acquired, at cost (3)	34,291	38,198	(3)	72,489
Land held for development or sale	51,972	1,539	(4)	53,511
Assets held for sale	72,073	(49,184	)(5)	22,889
Investments in and advances to unconsolidated real estate entities (including mortgage loans receivable)	34,441	(20,780	)(6)	13,661
Other assets (7)	46,176	—		46,176
Cash and other assets of unconsolidated real estate entities	2,182	(1,418	)(8)	764

	$245,304	$(31,645)		$213,659

Other Liability Data
Tax-exempt debt	$75,995	$—		$75,995
Other notes payable	1,035,941	—		1,035,941
Other liabilities (8)	109,385	(631	)(9)	108,754
Total liabilities of unconsolidated real estate entities (9)	82,266	(53,473	)(10)	28,793

	$1,303,587	$(54,104)		$1,249,483

Other Data
Liquidation value of preferred shares	$95,000	$—		$95,000

Common shares outstanding	40,035	—		40,035
Common units outstanding	2,333	—		2,333

(1)	The adjustments include additions for the rental revenues ($3,434) other property revenues ($375) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,891) of held for sale properties included in discontinued operations (exclusive of condominium conversion properties) and for the Company’s 35% share of rental revenues ($952) and other property revenues ($81) and property operating and maintenance expenses (excluding depreciation and amortization) ($311) from Post Biltmore and Post Massachusetts Avenue (properties accounted for on the equity method of accounting). The adjustment also includes a reduction for the rental revenues ($302) and other property revenues ($5) and property operating and maintenance expenses (excluding depreciation and amortization) ($78) for Post Ballantyne which was not included in operating results for the full second quarter of 2005. In addition, the adjustments reflect a reduction of rental revenues ($1,995) and other revenues ($113) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,968) relating to the Company’s corporate apartment business. Lastly, the adjustment

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	22

to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,777) and the impact of straight-lining long-term ground lease expense ($314).

(2)	The adjustment reflects a reduction for the total apartment units for an acquisition property that was not included in operating results for the full second quarter of 2005 (Post Ballantyne – 319 unit reduction), a reduction of 205 units currently under construction at Post Carlyle and a reduction for 65% of the 545 units held in Post Biltmore and Post Massachusetts Avenue (two unconsolidated entities) (a 354 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units.

(3)	The “As of June 30, 2005” amount represents the construction in progress balance per the Company’s balance sheet. The adjustment equals the aggregate cost investment in an acquisition property that was not included in operating results for the full second quarter of 2005 (Post Ballantyne).

(4)	The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(5)	The “As Adjusted” amount represents the book value of the Company’s wholly-owned condo conversion assets (Post Block 588 and Post Walk at Hyde Park) and its 35% share of the book value of the unconsolidated condominium conversion asset (Post Peachtree).

(6)	The “As of June 30, 2005” amount represents the Company’s investment in and advances to unconsolidated entities. The adjustment reflects the Company’s equity investments in unconsolidated entities. The “As Adjusted” amount represents a mortgage loan receivable from an unconsolidated entity.

(7)	These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(8)	The “As of June 30, 2005” amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,418) of the Company’s projects held in unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of all of the unconsolidated entities.

(9)	The “As of June 30, 2005” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(10)	The “As of June 30, 2005” amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated entities.
Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
Calculation of Adjusted Property Net Operating Income	June 30, 2005
Total rental and other revenues	$75,487	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(29,038	)(a)

Property net operating income	46,449
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,265)
Assumed property capital expenditure reserve ($300 per unit per year based on 22,655 units)	(1,699)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$42,485

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$169,940

	As of
Calculation of Implied Market Value of Company Gross Assets	June 30, 2005
Implied market value of common shares and units	$1,529,908	(b)
Other assets, as adjusted	(213,659	)(a)
Other liabilities, as adjusted	1,249,483	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross assets (B)	$2,660,732

Implied Portfolio Capitalization Rate, based on company’s stock price as of June 30, 2005 (A÷B)	6.4%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at June 30, 2005	42,368
Per share market value of common stock at June 30, 2005	$36.11

Implied market value of common shares and units at June 30, 2005	$1,529,908

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	23

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures and after adjusting for the impact of straight-line, long-term ground lease expense. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	24

Same Store Capital Expenditures — The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “recurring capital expenditures” and “non-recurring capital expenditures.”
FFO and AFFO Excluding Certain Charges — The Company uses FFO and AFFO excluding certain items and charges, such as preferred stock redemption costs, losses on early extinguishment of debt associated with asset sales, gain on the sale of technology investment and asset impairment charges as operating measures. The Company reports FFO and AFFO excluding certain items and charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before certain items and charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such items and charges. The Company further believes that items and charges of the nature incurred in 2005 and 2004 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. The Company adjusts FFO and AFFO for losses on early extinguishment of debt associated with asset sales and preferred stock redemption costs, because these items result from financing transactions that are not related to core business performance. The Company further adjusts FFO and AFFO for gains on sales of technology investments and asset impairment charges because these items are not expected to be repetitive over the long-term and it is therefore meaningful to compute operating performance using adjusted, non-GAAP measures. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company’s performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain items and charges, is the line on the Company’s consolidated statements of operations entitled “net income (loss) available to common shareholders.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	25

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)

	Three months ended			Six months ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2005	2004	2005	2005	2004
Total same store NOI	$38,788	$38,101	$37,569	$76,358	$76,004
Property NOI from other operating segments	1,299	1,091	1,147	2,445	1,328

Consolidated property NOI	40,087	39,192	38,716	78,803	77,332
Add (subtract):
Other revenues	61	47	71	132	122
Interest income	189	213	165	354	393
Minority interest in consolidated property partnerships	64	248	113	178	432
Depreciation	(19,414)	(19,689)	(19,532)	(38,946)	(39,312)
Interest expense	(15,206)	(15,942)	(15,679)	(30,885)	(31,362)
Amortization of deferred financing costs	(1,029)	(1,092)	(1,688)	(2,717)	(2,208)
General and administrative	(5,433)	(5,476)	(5,295)	(10,728)	(10,119)
Development costs and other expenses	(740)	(381)	(1,097)	(1,837)	(916)
Equity in income of unconsolidated entities	553	207	147	701	422
Gain on sale of technology investment	—	—	5,267	5,267	—
Minority interest of preferred unitholders	—	(1,400)	—	—	(2,800)
Minority interest of common unitholders	159	365	42	200	964

Income (loss) from continuing operations	(709)	(3,708)	1,230	522	(7,052)
Income from discontinued operations	59,152	104,818	3,446	62,599	111,571

Net income	$58,443	$101,110	$4,676	$63,121	$104,519

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	26

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three months ended,			2Q ’05 vs.	2Q ’05 vs.	2Q ’05
	June 30,	June 30,	March 31,	2Q ‘04	1Q ‘05	% Same
	2005	2004	2005	% change	% change	Store NOI
Rental and other revenues
Atlanta	$28,501	$28,466	$27,969	0.1%	1.9%
Dallas	11,633	11,276	11,299	3.2%	3.0%
Tampa	7,120	6,725	7,120	5.9%	—
Washington, DC	5,751	5,458	5,618	5.4%	2.4%
Charlotte	3,313	3,231	3,168	2.5%	4.6%
Houston	3,067	3,127	3,128	(1.9)%	(2.0)%
Denver	1,970	1,981	2,004	(0.6)%	(1.7)%
New York	1,270	1,203	1,205	5.6%	5.4%
Orlando	890	852	902	4.5%	(1.3)%

Total rental and other revenues	63,515	62,319	62,413	1.9%	1.8%

	—	—	—
Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta (1)	10,625	10,519	10,693	1.0%	(0.6)%
Dallas	5,189	5,253	5,198	(1.2)%	(0.2)%
Tampa	2,824	2,687	2,820	5.1%	0.1%
Washington, DC (1)	2,083	1,774	2,026	17.4%	2.8%
Charlotte	1,042	1,027	1,063	1.5%	(2.0)%
Houston	1,577	1,501	1,560	5.1%	1.1%
Denver	667	715	648	(6.7)%	2.9%
New York	352	366	413	(3.8)%	(14.8)%
Orlando	368	376	423	(2.1)%	(13.0)%

Total	24,727	24,218	24,844	2.1%	(0.5)%

Net operating income
Atlanta (1)	17,876	17,947	17,276	(0.4)%	3.5%	46.1%
Dallas	6,444	6,023	6,101	7.0%	5.6%	16.6%
Tampa	4,296	4,038	4,300	6.4%	(0.1)%	11.1%
Washington, DC (1)	3,668	3,684	3,592	(0.4)%	2.1%	9.5%
Charlotte	2,271	2,204	2,105	3.0%	7.9%	5.9%
Houston	1,490	1,626	1,568	(8.4)%	(5.1)%	3.8%
Denver	1,303	1,266	1,356	2.9%	(3.9)%	3.3%
New York	918	837	792	9.7%	15.9%	2.4%
Orlando	522	476	479	9.7%	9.0%	1.3%

Total same store NOI	$38,788	$38,101	$37,569	1.8%	3.2%	100.0%

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	27

	Six months ended,
	June 30,	June 30,
	2005	2004	% change
Rental and other revenues
Atlanta	$56,469	$56,457	—
Dallas	22,933	22,560	1.7%
Tampa	14,240	13,521	5.3%
Washington, DC	11,369	10,833	4.9%
Charlotte	6,481	6,388	1.5%
Houston	6,196	6,285	(1.4)%
Denver	3,974	3,967	0.2%
New York	2,474	2,458	0.7%
Orlando	1,792	1,713	4.6%

Total rental and other revenues	125,928	124,182	1.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta (2)	21,316	20,910	1.9%
Dallas	10,387	10,168	2.2%
Tampa	5,644	5,542	1.8%
Washington, DC (2)	4,109	3,591	14.4%
Charlotte	2,106	2,069	1.8%
Houston	3,136	2,895	8.3%
Denver	1,316	1,477	(10.9)%
New York	765	744	2.8%
Orlando	791	782	1.2%

Total	49,570	48,178	2.9%

Net operating income
Atlanta (2)	35,153	35,547	(1.1)%
Dallas	12,546	12,392	1.2%
Tampa	8,596	7,979	7.7%
Washington, DC (2)	7,260	7,242	0.2%
Charlotte	4,375	4,319	1.3%
Houston	3,060	3,390	(9.7)%
Denver	2,658	2,490	6.7%
New York	1,709	1,714	(0.3)%
Orlando	1,001	931	7.5%

Total same store NOI	$76,358	$76,004	0.5%

(1)	Excluding the impact of straight-lining long-term ground lease expense of $142 in Atlanta and $172 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have (decreased) increased (0.4%), 7.8% and 0.8% in Atlanta, Washington, D.C. and in total, respectively, for the second quarter of 2005, compared to the second quarter of 2004. Excluding the impact of straight-lining long-term ground lease expense, NOI would have increased 0.4%, 4.2% and 2.6% in Atlanta, Washington, D.C. and in total, respectively, for the second quarter of 2005, compared the second quarter of 2004.

(2)	Excluding the impact of straight-lining long-term ground lease expense of $287 in Atlanta and $344 in Washington, D.C. property operating and maintenance expenses (exclusive of depreciation and amortization) would have increased 0.6%, 4.8% and 1.6% in Atlanta, Washington, D.C. and in total, respectively, for the six months ended June 30, 2005, compared to the same period in the prior year. Excluding the impact of straight-lining long-term ground lease expense, NOI would have (decreased) increased (0.3%), 5.0 % and 1.3% in Atlanta, Washington, D.C. and in total, respectively, for the six months ended June 30, 2005, compared the same period in the prior year.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	28

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Recurring capital expenditures by operating segment Same store	$2,323	$2,181	$3,898	$3,950
Partially stabilized	3	5	7	12
Construction and lease-up	—	—	—	—
Other segments	538	585	917	1,231

Total recurring capital expenditures per statements of cash flows	$2,864	$2,771	$4,822	$5,193

Non-recurring capital expenditures by operating segment Same store	$715	$817	$1,333	$1,961
Partially stabilized	—	—	—	—
Construction and lease-up	—	—	—	–
Other segments	412	485	696	585

Total non-recurring capital expenditures per statements of cash flows	$1,127	$1,302	$2,029	$2,546

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	29

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Six months ended
	June 30,
	2005		2004
Income (loss) from continuing operations	$522		$(7,052)

Minority interest of common unitholders	(200)		(964)
Minority interest of preferred unitholders	—		2,800
Gain on sale of technology investment	(5,267)		—
Depreciation expense	38,946		39,312
Depreciation (company share) of assets held in unconsolidated entities	521		662
Interest expense	30,885		31,362
Interest expense (company share) of assets held in unconsolidated entities	610		574

Amortization of deferred financing costs	2,717		2,208

Income available for debt service (A)	$68,734		$68,902

Interest expense	$30,885		$31,362
Interest expense (company share) of assets held in unconsolidated entities	610		574

Interest expense for purposes of computation (B)	31,495		31,936
Dividends and distributions to preferred shareholders and unitholders	3,819		7,307

Fixed charges for purposes of computation (C)	$35,314		$39,243

Interest coverage ratio (A÷B) (1)	2.2	x	2.2	x

Fixed charge coverage ratio (A÷C) (1)	1.9	x	1.8	x

(1)	The interest coverage and fixed charge coverage ratios, including discontinued operations, for the six months ended June 30, 2005 would be 2.3x and 2.0x, respectively.

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	30

Table 5
Computation of Debt Ratios
(In thousands)

	As of June 30,
	2005	2004
Total real estate assets per balance sheet	$1,971,453	$2,013,500
Plus:
Company share of real estate assets held in unconsolidated entities	42,390	44,013
Company share of accumulated depreciation – assets held in unconsolidated entities	2,473	2,732
Accumulated depreciation per balance sheet	489,812	474,016
Accumulated depreciation on assets held for sale	46,506	7,836

Total undepreciated real estate assets (A)	$2,552,634	$2,542,097

Total debt per balance sheet	$1,111,936	$1,080,327
Plus:
Company share of third party debt held in unconsolidated entities	23,450	29,266
Less:
Joint venture partners’ share of mortgage debt of the company	(8,880)	—

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,126,506	$1,109,593

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	44.1%	43.6%

Total debt per balance sheet	$1,111,936	$1,080,327
Plus:
Company share of third party debt held in unconsolidated entities	23,450	29,266
Preferred shares at liquidation value	95,000	95,000
Preferred units at liquidation value	–	70,000
Less:
Joint venture partners’ share of mortgage debt of the company	(8,880)	—

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,221,506	$1,274,593

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partners’ share of debt) (C÷A)	47.9%	50.1%

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	31

Table 6
Calculation of Company Undepreciated Book Value Per Share
(In thousands)

June 30,
2005
Total shareholders’ equity, per balance sheet	$806,693
Plus:
Accumulated depreciation, per balance sheet	489,812
Accumulated depreciation — held for sale assets, per balance sheet	46,506
Minority interest of common unitholders in Operating Partnership, per balance sheet	41,687
Less:
Deferred charges, net, per balance sheet	(13,462)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,276,236

Total common shares and units (B)	42,368

Company undepreciated book value per share (A÷B)	$30.12

Copyright © 2005 Post Apartment Homes, LP All Rights Reserved	32